Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE

dated as of February 8, 2013

to the

INDENTURE

Dated as of May 17, 2010

between

MCE FINANCE LIMITED, as Company

THE BANK OF NEW YORK MELLON, as Trustee

and

THE BANK OF NEW YORK MELLON, as Collateral Agent

10.25% Senior Notes Due 2018

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of February 8, 2013 between MCE Finance Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), The Bank of New York Mellon, as Trustee (the “Trustee”) and The Bank of New York Mellon as Collateral Agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Company and the Trustee have executed and delivered an Indenture dated as of May 17, 2010 (the “Indenture”) governing the Company’s 10.25% Senior Notes due 2018 (the “Notes”).

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company and the Trustee may enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;

WHEREAS, the Company has offered to purchase for cash outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 28, 2013 (as the same has been amended and supplemented to date and may be amended or supplemented from time to time in the future, the “Offer to Purchase”) (the “Offer”), from each Holder of such Notes;

WHEREAS, the Company is soliciting the Consents of Holders of a majority of the aggregate principal amount of the outstanding Notes to certain amendments to the Indenture and to the Notes set forth in Article Two of this Supplemental Indenture (the “Base Amendments”);

WHEREAS, the Company has received consents from Holders of not less than a majority of the outstanding aggregate principal amount of the Notes to effect the Base Amendments;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel pursuant to Section 9.06 of the Indenture to the effect that (i) the execution and delivery of this Supplemental Indenture by the Company is authorized and permitted under the Indenture, (ii) this Supplemental Indenture is legal, valid, binding and enforceable against the Company and (iii) that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Company have been complied with; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company and the Subsidiary Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

ARTICLE ONE

SECTION 1.01. Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO

The Indenture is hereby amended as follows:

SECTION 2.01. Elimination of Certain Definitions and References.

(a) All definitions set forth in Section 1.01 (Definitions) of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby are deleted in their entirety.

(b) All references to a covenant or section deleted hereby are deleted throughout the Indenture and such references shall be of no further force or effect.

SECTION 2.02. Elimination of Certain Provisions in Article Four.

(a) Section 4.03 (Reports) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(b) Section 4.04 (Compliance Certificate) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(c) Section 4.05 (Taxes) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(d) Section 4.06 (Stay, Extension and Usury Laws) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(e) Section 4.07 (Restricted Payments) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(f) Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(g) Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(h) Section 4.10 (Asset Sales) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(i) Section 4.11 (Transactions with Affiliates) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(j) Section 4.12 (Liens) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(k) Section 4.13 (Business Activities) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(l) Section 4.14 (Corporate Existence) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(m) Section 4.15 (Offer to Repurchase upon Change of Control) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(n) Section 4.16 (No Layering of Debt) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(o) Section 4.17 (Amendment to Subordination Provisions) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(p) Section 4.19 (Additional Note Guarantees) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(q) Section 4.20 (Designation of Restricted and Unrestricted Subsidiaries) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(r) Section 4.21 (Prepayment of Certain Amounts under Senior Credit Agreement) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(s) Section 4.22 (Listing) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

(t) Section 4.23 (Future Subordination Rights in Favor of the Holders of the Notes) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

SECTION 2.03. Elimination of Article Five.

(a) Article 5 (Successors) of the Indenture is amended by deleting the text of such Article in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

SECTION 2.04. Elimination of Certain Provisions in Article Six.

(a) Section 6.01 (Events of Default) of the Indenture is amended by deleting the text of clauses (3), (4), (5), (6), (7), (8), (11), (12) and (13) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

ARTICLE THREE

SECTION 3.01. Confirmation of Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed, and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict, the provisions of this Supplemental Indenture shall control.

SECTION 3.02. Acceptance.

In carrying out the Trustee’s and/or the Collateral Agent’s responsibilities hereunder, the Trustee and the Collateral Agent shall have all of the rights, protections, indemnities and immunities which it possesses under the Indenture. The Trustee assumes no responsibility for the correctness or completeness of the recitals contained herein. The Trustee makes no representations as to and shall not be liable for the validity or sufficiency of this Supplemental Indenture.

SECTION 3.03. Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES.

SECTION 3.04. Effectiveness.

The provisions of this Supplemental Indenture shall be effective immediately upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, Article Two of this Supplemental Indenture shall only become operative at the time when the Company pays the Holders who in aggregate hold not less than a majority of the outstanding principal amount of the Notes and who validly delivered the consents to the Base Amendments all consent payments due to such Holders in accordance with the terms and conditions of the Consent Solicitation.

SECTION 3.05. Counterpart Originals.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of them together shall represent the same agreement.

SECTION 3.06. Severability.

In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.07. Effect of Headings.

The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.08. Successors and Assigns.

All agreements in this Supplemental Indenture by the Company shall bind their respective successors and assigns. All agreements in this Supplemental Indenture by the Trustee shall bind its successor and assigns.

SECTION 3.09. Notices.

All notices, instructions, directions, requests and demands delivered in connection herewith shall be made according to Section 12.02 of the Indenture.

SECTION 3.10. Conflicts with the Trust Indenture Act.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture or Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MCE FINANCE LIMITED

By:	/s/ Geoffrey Davis
Name:	Geoffrey Davis
Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michael Cheng
Name:	Michael Cheng
Title:	Vice President

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:	/s/ Michael Cheng
Name:	Michael Cheng
Title:	Vice President